United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2014
AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code (972) 308-6830

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 24, 2014, American Caresource Holdings, Inc. (the “Company”) entered into indemnification agreements with each of its directors (the “Indemnification Agreements”). The Indemnification Agreements provide, among other things, that the Company will indemnify, to the fullest extent permitted by applicable law, each director in the event that such director becomes subject to, a party to or a witness or other participant in, an action, suit or proceeding on account of his or her service as a director, officer, employee, agent or fiduciary of the Company. Under the Indemnification Agreements, the Company has agreed to pay, in advance of the final disposition of any such relevant claim, expenses (including attorneys’ fees) incurred by each director in defending or otherwise responding to such action or proceeding. Each director’s right to such an advance is not subject to any prior determination that the director has satisfied any applicable standard of conduct for indemnification. The indemnification agreements provide for procedures to determine whether the directors have satisfied the applicable standards of conduct that would entitle them to indemnification, which procedures include a presumption that the directors have met such standard of conduct. The contractual rights to indemnification provided by the Indemnification Agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under the Company’s Certificate of Incorporation (as amended from time to time) and applicable law. Each Indemnification Agreement conforms to the form of indemnification agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference. The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the form of indemnification agreement attached as Exhibit 10.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Geoffrey Eric Harris as a Member of the Board of Directors

On June 24, 2014, the Board of Directors (the “Board”) of the Company appointed Geoffrey Eric Harris, age 52, to the Board, to serve until the 2015 annual meeting of shareholders or until his successor have been duly elected and qualified.

Mr. Harris has served as co-head of the healthcare investment banking group at Cantor Fitzgerald since 2011, where he has executed financing and M&A transactions for biotechnology, life sciences, healthcare services, data analytics and medical device companies. Mr. Harris served in a similar role at Gleacher and Company from 2009-2011. Mr. Harris was a buy-side hedge fund analyst and portfolio manager for Jefferies Asset Management from 2007-2008 and for Sirios Capital Management from 2002-2007. Mr. Harris served as a sell-side healthcare research analyst at UBS from 1999-2002 and at Smith Barney from 1991-1999. A Charted Financial Analyst for 26 years, Mr. Harris received his MBA from the MIT Sloan School of Management.

Upon his appointment to the Board, Mr. Harris was granted 10,000 restricted stock units of the Company, which vest upon the one year anniversary of the date of grant.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for directors of American Caresource Holdings, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.
Date:	June 30, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer